Exhibit 99.1

Intercept Pharmaceuticals Announces Pricing of Public Offering of Convertible Senior Notes

NEW YORK, June 30, 2016 — Intercept Pharmaceuticals, Inc. (Nasdaq:ICPT) announced today the pricing of its previously announced underwritten public offering of $400 million aggregate principal amount of 3.25% convertible senior notes due 2023 (the notes). Intercept has granted the underwriters an option, exercisable for 30 days, to purchase up to an additional $60 million aggregate principal amount of notes on the same terms and conditions, solely to cover over-allotments. The offering is expected to close on or about July 6, 2016, subject to customary closing conditions.

The notes will be senior unsecured obligations of Intercept. The notes will bear interest at a rate of 3.25% per annum, payable semi-annually on January 1 and July 1 of each year, beginning on January 1, 2017. The notes will mature on July 1, 2023, unless earlier repurchased, redeemed or converted. The notes will be convertible at the option of holders, under certain circumstances and during certain periods, into cash, shares of Intercept’s common stock or a combination of cash and shares of Intercept’s common stock, at Intercept’s election. The initial conversion rate of the notes is 5.0358 shares of Intercept’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $198.58 per share of Intercept’s common stock. The initial conversion price represents a premium of approximately 32.5% over the last reported sale price of Intercept’s common stock on June 29, 2016 of $149.87. The conversion rate will be subject to adjustment upon the occurrence of certain events. Intercept may redeem for cash all or part of the notes, at its option, on or after July 6, 2021, under certain circumstances at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

RBC Capital Markets, UBS Investment Bank, BofA Merrill Lynch, Citigroup and Credit Suisse are acting as joint book-running managers for the offering.

In connection with the pricing of the notes, Intercept has entered into privately negotiated capped call transactions with affiliates of RBC Capital Markets, UBS Investment Bank and Credit Suisse. The capped call transactions are expected generally to reduce the potential dilution to existing stockholders and/or offset the potential cash payments Intercept would be required to make in excess of the principal amount of the notes upon their conversion. If the underwriters exercise their over-allotment option, Intercept may enter into additional capped call transactions.

Intercept anticipates that the aggregate net proceeds from the offering will be approximately $389.3 million (or $447.7 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and estimated offering expenses payable by Intercept. Intercept intends to use approximately $33.4 million of the net proceeds from the offering to fund the payment of the cost of the capped call transactions. Intercept expects to use the remaining net proceeds from the offering, together with its existing cash, cash equivalents and short-term investments, to fund the ongoing commercialization of Ocaliva™ (obeticholic acid, or OCA) in primary biliary cholangitis (PBC) in the United States; its preparation for and, subject to receipt of marketing approval, potential initiation of the commercial launch of Ocaliva in PBC in certain European countries as well as other target markets across the world such as Canada and Australia; the continued clinical development of OCA in PBC, nonalcoholic steatohepatitis (NASH) and primary sclerosing cholangitis (PSC); the advancement of its clinical program for INT-767; and continued advancement of other preclinical pipeline and research and development programs. Intercept intends to use the balance of the net proceeds from the offering, if any, for general corporate purposes, including general and administrative expenses, capital expenditures, working capital and prosecution and maintenance of its intellectual property.

Intercept has filed an automatic shelf registration statement on Form S-3 (including a prospectus dated April 1, 2014 and a preliminary prospectus supplement dated June 29, 2016) with the Securities and Exchange Commission, or the SEC, pursuant to which the notes are being offered. You should read the preliminary prospectus supplement and accompanying prospectus related to the offering and the other documents Intercept has filed with the SEC for more complete information about Intercept and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Intercept, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement upon request to RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; Tel: (877) 822-4089; email: equityprospectus@rbccm.com; or from UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, New York 10019, or by calling 1-888-827-7275.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The capped call transactions described above have not been and will not be registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

About Intercept

Intercept is a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat non-viral, progressive liver diseases, including primary biliary cholangitis (PBC), nonalcoholic steatohepatitis (NASH), primary sclerosing cholangitis (PSC) and biliary atresia. Founded in 2002 in New York, Intercept now has operations in the United States, Europe and Canada.

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the anticipated use of proceeds from the offering; the expected closing of the offering; and Intercept’s strategic directives under the caption "About Intercept." These "forward-looking statements" are based on management's current expectations of future events and are subject to a number of important risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: Intercept’s ability to successfully commercialize OcalivaTM in PBC, and Intercept’s ability to maintain its regulatory approval of Ocaliva in the United States for Ocaliva in PBC; the initiation, cost, timing, progress and results of Intercept’s development activities, preclinical studies and clinical trials; the timing of and Intercept’s ability to obtain and maintain regulatory approval of OCA in PBC in countries outside the United States and in indications other than PBC and any other product candidates it may develop such as INT-767; conditions that may be imposed by regulatory authorities on Intercept’s marketing approvals for its product candidates such as the need for clinical outcomes data (and not just results based on achievement of a surrogate endpoint), and any related restrictions, limitations, and/or warnings in the label of any approved product candidates; Intercept’s plans to research, develop and commercialize its product candidates; Intercept’s ability to obtain and maintain intellectual property protection for its product candidates; Intercept’s ability to successfully commercialize OCA in indications other than PBC and its other product candidates; the size and growth of the markets for Intercept’s product candidates and its ability to serve those markets; the rate and degree of market acceptance of any of Intercept’s products, which may be affected by the reimbursement that it may receive for its products from payors; the success of competing drugs that are or become available; the election by Intercept’s collaborators to pursue research, development and commercialization activities; Intercept’s ability to attract collaborators with development, regulatory and commercialization expertise; regulatory developments in the United States and other countries; the performance of third-party suppliers and manufacturers; Intercept’s need for and ability to obtain additional financing; Intercept’s estimates regarding expenses, future revenues and capital requirements and the accuracy thereof; Intercept’s use of cash, short-term investments and the proceeds from the offering; Intercept’s ability to attract and retain key scientific or management personnel; and other factors discussed under the heading "Risk Factors" contained in Intercept’s preliminary prospectus supplement related to the proposed offering filed with the SEC on the date of this press release as well as any updates to these risk factors filed from time to time in its other filings with the SEC. All information in this press release is as of the date of the release, and Intercept undertakes no duty to update this information unless required by law.

CONTACT: For more information about Intercept Pharmaceuticals, please contact:

Intercept Pharmaceuticals:

Mark Vignola

+1-646-747-1000

investors@interceptpharma.com

Media inquiries: media@interceptpharma.com

Investor inquiries: investors@interceptpharma.com